Exhibit 10.1
FOURTH AMENDMENT
     THIS FOURTH AMENDMENT dated as of                     1 (this “Fourth Amendment”), among Molina Healthcare, Inc., a Delaware corporation (the “Borrower”), the Lenders (as defined below) party hereto, and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders.
W I T N E S S E T H:
     WHEREAS, the Borrower is a party to an Amended and Restated Credit Agreement, dated as of March 9, 2005 (as amended by the First Amendment and Waiver dated as of October 5, 2005, the Second Amendment and Waiver dated as of November 6, 2006, and the Third Amendment dated as of May 25, 2007, and as otherwise amended, restated, supplemented or modified to but excluding the Fourth Amendment Effective Date, as hereinafter defined, the “Existing Credit Agreement”; and as hereby amended and otherwise amended, restated, supplemented or modified from time to time on or after the Fourth Amendment Effective Date, the “Amended Credit Agreement”) among the Borrower, the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other agents, joint lead arrangers and joint book managers party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement.
     WHEREAS, the Borrower has notified the Administrative Agent that it intends to acquire substantially all of the assets used or held for use in connection with a Health Information Management division and potentially the pharmacy rebate administration business of an entity previously disclosed to the Lenders (the “Dakota Business”), for an aggregate purchase price of not more than $135,000,000 in cash (the “Dakota Acquisition”), which will be financed by a draw of Loans under the Amended Credit Agreement (the “Acquisition Loans”);
     WHEREAS, the Borrower has further notified the Administrative Agent that if the Dakota Acquisition occurs, following such Acquisition, the Borrower may elect to repay the Acquisition Loans either from proceeds of Indebtedness issued in accordance with Section 7.03(i) of the Credit Agreement, from another form of Indebtedness to be determined or from an equity financing (the “Refinancing Facility”);
     WHEREAS, in order to facilitate (a) the consummation of the Dakota Acquisition, (b) the operation the Dakota Business and (c) the issuance of the Refinancing Facility, the Borrower has requested that immediately prior to the consummation of the Dakota Acquisition the Existing Credit Agreement be amended and modified as set forth in Section 1.01 of this Fourth Amendment;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

[1]	Date to be inserted on Fourth Amendment Effective Date.

     SECTION 1.01. Amendments to the Existing Credit Agreement.
     (a) Section 1.01 of the Existing Credit Agreement is hereby amended by (i) deleting the definitions of “Applicable Rate,” “Borrower Fixed Charges,” and “Interest Charges” in their entirety and (ii) inserting the following definitions in alphabetical order:
     “Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

	Consolidated	Eurodollar	Base Rate+
Pricing	Leverage	Rate+	and	Commitment
Level	Ratio	and Letters of Credit	Swing Line Loans	Fee
I	≥ 2.5x	3.750%	2.750%	0.500%
II	≥ 2.0x but < 2.5x	3.500%	2.500%	0.500%
III	≥ 1.5x but < 2.0x	3.250%	2.250%	0.500%
IV	≥ 1.0x but < 1.5x	3.000%	2.000%	0.500%
V	< 1.0x	2.750%	1.750%	0.500%
     Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level I shall apply for the period beginning on the first Business Day after the date on which such Compliance Certificate was required to have been delivered and continue until the first Business Day immediately following the date a Compliance Certificate is delivered, whereupon the Applicable Rate shall be adjusted based on the information contained in such Compliance Certificate. The Applicable Rate in effect from the Fourth Amendment Effective Date through the delivery of the Compliance Certificate delivered with respect to the first fiscal quarter ending after the Fourth Amendment Effective Date shall be determined based upon Pricing Level II.
     Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
     “Borrower Fixed Charges” means, for any period for the Borrower and any Loan Party, the sum of (i) the aggregate amount of taxes paid in cash, plus (ii) interest payable on all Indebtedness for borrowed money, plus (iii) rent payable under leases of real, personal, or mixed property, plus (iv) scheduled principal payments on all Indebtedness for borrowed money; provided, however, that for the purpose of calculating the Fixed Charge Coverage Ratio, non-cash Interest Charges on convertible debt (including the Refinancing Debt) determined in accordance with FSP APB 14-1 shall be excluded from the calculation of Borrower Fixed Charges.
     “Dakota Acquisition” has the meaning given such term in the Fourth Amendment.
     “Existing Convertible Indebtedness” means the $200,000,000 in aggregate original principal amount of the Borrower’s 3.75% Convertible Senior Notes due 2014 issued on October 11, 2007.
     “Fourth Amendment” means that certain Fourth Amendment, dated as of                     , among the Borrower, the Lenders party thereto and the Administrative Agent.
     “Fourth Amendment Effective Date” has the meaning given such term in the Fourth Amendment.
     “FSP APB 14-1” means the FASB Staff Position No. APB 14-1, entitled “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” posted as of May 9, 2008, by the Financial Accounting Standards Board at www.fasb.org.
     “Interest Charges” means, for any period for any Person, the sum of (a) all interest, premium payments, debt, discount, fees, charges and related expenses in connection with Indebtedness for borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP; provided, however, that for the purpose of calculating the Fixed Charge Coverage Ratio, non-cash Interest Charges on convertible debt (including the Refinancing Debt) determined in accordance with FSP APB 14-1 shall be not be included as Interest Charges.
     “MMIS Contract” means each Medicaid Management Information System contract or fiscal administrator contract to which the Borrower or its Subsidiaries are a party.
     “Refinancing Debt” means Indebtedness permitted under Section 7.03, all or a portion of which is applied to repay the Loans initially used to finance the Dakota Acquisition.
     (b) Amendments to Section 7.03.

     (1) The proviso to Section 7.03(e) of the Existing Credit Agreement is hereby amended by replacing the reference to “$15 million” with “$25 million”.
     (2) Section 7.03(i) of the Existing Credit Agreement is hereby amended replacing the first parenthetical contained in Section 7.03(i) with the following parenthetical:
(excluding Existing Convertible Indebtedness, but including, without limitation, Indebtedness consisting of Permitted Convertible Indebtedness incurred after the Fourth Amendment Effective Date and any equity swaps, warrants or options on the capital stock of the Borrower in connection therewith);
     (3) Section 7.03(g) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:
(g) (i) contingent obligations with respect to surety bonds and similar instruments incurred in the ordinary course of business, other than outstanding surety bonds of the Dakota Business, in an aggregate amount not to exceed $40 million at any time outstanding, (ii) endorsements for collection or deposit in the ordinary course of business and (iii) all outstanding surety bonds of the Dakota Business outstanding on the effective date of the Dakota Acquisition;
     (4) Section 7.03 of the Existing Credit Agreement is hereby further amended by adding the following new subsection (l) at the end thereof:
     (l) Existing Convertible Indebtedness and any refinancings, refundings, renewals or extensions thereof; provided that that the amount of such Existing Convertible Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder; provided, further, that the Borrower will not, and will not permit any Subsidiary to, directly or indirectly, declare, pay, make or set aside any amount for payment in respect of such Existing Convertible Indebtedness, except the following: (i) regularly scheduled payments of interest in respect of such Indebtedness; (ii) prepayment in common stock of all or any portion of the principal amount of any such Existing Convertible Indebtedness or prepayment in common stock of all or any portion of the amount of any conversion or repurchase obligations with respect to any such Existing Convertible Indebtedness; (iii) prepayment in Equity Interests (other than common stock) or cash of all or any portion of the principal amount of any such Existing Convertible Indebtedness (provided that as of the date of such prepayment, after giving effect to such prepayment on a Pro Forma Basis, (A) no Default or Event of Default shall have occurred and be continuing and (B) if all or any portion of such prepayment is made in cash, the aggregate amount of remaining availability existing under the Aggregate Commitments and unrestricted cash on hand of the Borrower shall equal at least $50,000,000); (iv) payment in Equity Interests (other than common stock) or cash of all or any portion of the amount of any conversion or repurchase obligations with respect to any such Existing Convertible Indebtedness (provided that as of the date of such payment, after giving effect to such payment, on a Pro Forma Basis, (A) no Default or Event of Default shall have occurred and be continuing and (B) if all or any portion of such payment is made in cash, the aggregate amount of remaining availability existing under the Aggregate Commitments and unrestricted cash on hand of the Borrower shall equal at least $50,000,000); and (v) payment of usual and customary fees, expenses and indemnity obligations with respect to such Existing Convertible Indebtedness (provided, that in no event shall the amount of payments of any such indemnity obligations exceed $10,000,000 in the aggregate);
     (c) Amendment to Section 7.04. Clause (b) of Section 7.04 of the Existing Credit Agreement is hereby deleted in its entirety and replaced it with the following:
     (b) Permit the Borrower or any Subsidiary to make any Acquisition, except:
     (i) Acquisitions of capital stock of another Person, so long as after giving effect to such Acquisition,
     (A) such Acquisition constitutes an Investment permitted by Section 7.02, if the Acquisition is not of a controlling interest in the subject Person such that after giving effect thereto the subject Person will not be a Subsidiary; and
     (B) such Acquisition constitutes a Permitted Acquisition, if the Acquisition is of a controlling interest in the subject Person such that after giving effect thereto the subject Person will be a Subsidiary;
     (ii) the Dakota Acquisition, so long as such Acquisition shall have satisfied all the requirements set forth in the definition of “Permitted Acquisition” other than clause (h) of such definition (and, for the avoidance of doubt, the Dakota Acquisition shall not be subject to nor included in any calculation of the baskets under clause (h) of the definition of “Permitted Acquisition”); and
     (iii) an Acquisition of all or any substantial portion of the Property (other than capital stock) of another Person, so long as such Acquisition otherwise constitutes a Permitted Acquisition.
     (d) Amendment to Section 7.06. Section 7.06 of the Existing Credit Agreement is hereby amended by deleting clauses (ii) and (iii) of Section 7.06(e) and replacing them with the following:
(ii) satisfy its conversion or required repurchase obligations related to any (A) Existing Convertible Indebtedness or (B) Permitted Convertible Indebtedness issued by the Borrower in accordance with Section 7.03(i), as the case may be, in Equity Interests or cash of the Borrower, (iii) exercise or settle any equity swaps, warrants or options on the capital stock of the Borrower entered into in connection with any (A) Existing Convertible Indebtedness or (B) Permitted Convertible Indebtedness, in each case in Equity Interests of the Borrower or in cash to the extent cash payments are permitted under Section 7.03(i) or Section 7.03(l), as applicable, and
     (e) Amendment to Section 7.17. Section 7.17 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:
7.17 Capital Expenditures. Make, or become legally obligated to make, any Capital Expenditure, except:
     (a) Capital Expenditures (other than Capital Expenditures subject to Section 7.17(b)) determined on a consolidated basis in accordance with GAAP in the ordinary course of business not exceeding, in the aggregate amount for the Borrower and the Subsidiaries during each fiscal year set forth below, the amount set forth opposite such fiscal year:

Fiscal Year	Amount
2005	$15 million
2006	$22 million
2007	$30 million
2008	$35 million
2009	$55 million
2010	$60 million
2011	$65 million
2012	$70 million
     (b) Capital Expenditures required under any MMIS Contract so long as and to the extent that the applicable State that is counterparty to such MMIS Contract or the federal government is required to reimburse such Capital Expenditures in cash within not more than 18 months after such amount is expended.
     (f) Amendment to Section 7.18. Clause (a) of Section 7.18 of the Existing Credit Agreement is hereby amended (i) by deleting the reference to “September 30, 2008 and each fiscal quarter thereafter” and replacing such reference with “September 30, 2008 through September 30, 2009” and (ii) inserting the following additional Minimum Fixed Charge Coverage Ratios immediately thereafter:

Minimum Fixed
Charge Coverage
Four Fiscal Quarters Ending	Ratio
December 31, 2009	2.75:1.00
March 31, 2010 and each fiscal quarter thereafter	3.00:1.00
     SECTION 1.02. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders, as follows:
     (a) After giving effect to each of the Fourth Amendment and the Dakota Acquisition, the representations and warranties of the Borrower contained in Article V of the Amended Credit Agreement or any other Loan Document or which are contained in any document furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date hereof, (i) except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (ii) except the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Amended Credit Agreement and (iii) references to Schedules shall be deemed to refer to the most updated supplements to the Schedules furnished pursuant to subsection (b) of Section 6.02 of the Amended Credit Agreement.
     (b) After giving effect to each of the Fourth Amendment and the Dakota Acquisition, each of the Borrower and the other Loan Parties is in compliance with all the terms and conditions of the Amended Credit Agreement, as amended by this Fourth Amendment, and the other Loan Documents on its part to be observed or performed and no Default has occurred or is continuing under the Amended Credit Agreement.
     (c) The execution, delivery and performance by the Borrower of this Fourth Amendment have been duly authorized by the Borrower.
     (d) Each of this Fourth Amendment and the Amended Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     (e) The execution, delivery, performance and compliance with the terms and provisions by the Borrower of this Fourth Amendment and the consummation of the transactions contemplated herein (including, without limitation, the Dakota Acquisition) do not and will not: (i) contravene the terms of any of the Borrower’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or (except for the Liens created under the Loan Documents) the creation of any Lien under, (A) any material Contractual Obligation to which the Borrower is a party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject or (C) violate any material Law, including, without limitation, state and Federal Laws relating to health care organizations and health care providers, except for such violations as could not reasonably be expected to have a Material Adverse Effect.
     SECTION 1.03. Effectiveness. This Fourth Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the “Fourth Amendment Effective Date”):
     (a) The Administrative Agent shall have received duly executed counterparts of this Fourth Amendment which, when taken together, bear the authorized signatures of the Borrower, the Administrative Agent and the Required Lenders (the date that all such Required Lender signatures are delivered, the “Execution Date”).
     (b) The Administrative Agent shall have received duly executed counterparts of the Consent executed by each Guarantor in the form of Exhibit A hereto.

     (c) The Borrower shall have certified in writing that (a) the Dakota Acquisition shall be consummated in compliance with the terms and conditions contained in the Amended Credit Agreement immediately after the Fourth Amendment Effective Date and (b) the representations and warranties set forth in Section 1.02 hereof are true and correct on and as of such date.
     (d) There shall exist no actions, suits, proceedings, claims or disputes pending or, to the Actual Knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of the Subsidiaries or against any of their respective properties or revenues or injunctions, writs, temporary restraining orders or other orders of any nature issued by any court or Governmental Authority that (i) purport to affect, pertain to or enjoin or restrain the execution, delivery or performance of the Dakota Acquisition, this Fourth Amendment or the Amended Credit Agreement or any other Loan Document, or any transactions contemplated hereby or thereby or (ii) either individually or in the aggregate, in the case of any such suit, proceeding, claim or dispute which is reasonably likely to be adversely determined, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.
     (e) The Administrative Agent on behalf of the Lenders shall have received such other documents, instruments and certificates as they shall reasonably request and such other documents, instruments and certificates shall be satisfactory in form and substance to the Lenders and their counsel. All corporate and other proceedings taken or to be taken in connection with this Fourth Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Lenders and their counsel.
     (f) The Borrower shall have paid in full (i) on the later of (x) the Execution Date and (y) November 24, 2009, (A) all fees then due and payable as of such date under the Engagement Letter, dated as of November 11, 2009 (the “Fourth Amendment Engagement Letter”), among the Borrower, the Administrative Agent and Banc of America Securities LLC, and (B) all expenses referred to in Section 1.06, and (ii) on or before the proposed Fourth Amendment Effective Date, (A) all fees then due and payable as of such date under the Fourth Amendment Engagement Letter and (B) all outstanding expenses referred to in Section 1.06.
     SECTION 1.04. Lender Consent. For purposes of determining compliance with the conditions specified in Section 1.03, each Lender that has signed this Fourth Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Fourth Amendment Effective Date specifying its objection thereto.
     SECTION 1.05. APPLICABLE LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA MAY APPLY.

     SECTION 1.06. Costs and Expenses. On the each of (a) the later of the Execution Date and November 24, 2009, and (b) the Fourth Amendment Effective Date, the Borrower shall pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Fourth Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04(a) of the Amended Credit Agreement which are invoiced to the Borrower on or prior to the date payment would be due hereunder.
     SECTION 1.07. Counterparts. This Fourth Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Fourth Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Fourth Amendment.
     SECTION 1.08. Existing Credit Agreement. Except as expressly set forth herein, the amendment provided herein shall not, by implication or otherwise, limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, nor shall it constitute a waiver of any Default, nor shall it alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document. The amendment provided herein shall apply and be effective only on the Fourth Amendment Effective Date and only with respect to the provisions of the Existing Credit Agreement specifically referred to by such amendment. Except to the extent a provision in the Existing Credit Agreement is expressly amended herein, the Existing Credit Agreement shall continue in full force and effect in accordance with the provisions thereof.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

MOLINA HEALTHCARE, INC., a Delaware corporation, as the Borrower
By:
	Name:	John C. Molina
	Title:	Chief Financial Officer

Fourth Amendment to Credit Agreement
Signature Page1

1 Signature page being held in escrow pending Fourth Amendment Effective Date.

BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

Fourth Amendment to Credit Agreement
Signature Page1

1 Signature page being held in escrow pending Fourth Amendment Effective Date.

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and L/C Issuer

By:

Name:

Title:

Fourth Amendment to Credit Agreement
Signature Page1

1 Signature page being held in escrow pending Fourth Amendment Effective Date.

CIBC INC., as Lender

By:

Name:

Title:

Fourth Amendment to Credit Agreement
Signature Page1

1 Signature page being held in escrow pending Fourth Amendment Effective Date.

CITICORP NORTH AMERICA, INC., as Lender

By:

Name:

Title:

Fourth Amendment to Credit Agreement
Signature Page1

1 Signature page being held in escrow pending Fourth Amendment Effective Date.

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:

Name:

Title:

Fourth Amendment to Credit Agreement
Signature Page1

1 Signature page being held in escrow pending Fourth Amendment Effective Date.

UBS LOAN FINANCE LLC, as Lender

By:

Name:

Title:

Fourth Amendment to Credit Agreement
Signature Page1

1 Signature page being held in escrow pending Fourth Amendment Effective Date.

HARRIS N.A., as Lender

By:

Name:

Title:

Fourth Amendment to Credit Agreement
Signature Page1

1 Signature page being held in escrow pending Fourth Amendment Effective Date.

UNION BANK, NATIONAL ASSOCIATION, as Lender

By:

Name:

Title:

Fourth Amendment to Credit Agreement
Signature Page1

1 Signature page being held in escrow pending Fourth Amendment Effective Date.

EAST WEST BANK, as Lender

By:

Name:

Title:

Fourth Amendment to Credit Agreement
Signature Page1

1 Signature page being held in escrow pending Fourth Amendment Effective Date.

JPMORGAN CHASE BANK, N.A., as Lender

By:

Name:

Title:

Fourth Amendment to Credit Agreement
Signature Page1

1 Signature page being held in escrow pending Fourth Amendment Effective Date.

CITY NATIONAL BANK, as Lender

By:

Name:

Title:

Fourth Amendment to Credit Agreement
Signature Page1

1 Signature page being held in escrow pending Fourth Amendment Effective Date.

JEFFERIES FINANCE LLC, as Lender

By:

Name:

Title:

Fourth Amendment to Credit Agreement
Signature Page1

1 Signature page being held in escrow pending Fourth Amendment Effective Date.

EXHIBIT A
to
Fourth Amendment
FORM OF
CONSENT
          This CONSENT, dated as of November ___, 2009 (this “Consent”), to the Agreement referred to below is delivered by each of the undersigned (each a “Guarantor”).
W I T N E S S E T H:
          WHEREAS, in connection with the transactions contemplated by the Amended and Restated Credit Agreement, dated as of March 9, 2005 among Molina Healthcare, Inc. (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Administrative Agent”), and the other agents, joint lead arrangers and joint book managers party thereto, as amended by the First Amendment and Waiver dated as of October 5, 2005, the Second Amendment and Waiver dated as of November 6, 2006, and the Third Amendment dated as of May 25, 2007 (the “Existing Credit Agreement”) each Guarantor has executed and delivered to the Administrative Agent and the Lenders that certain Subsidiary Guaranty dated as of March 9, 2005 (as amended or otherwise modified from time to time, the “Subsidiary Guaranty”);
          WHEREAS, the Borrower, the Lenders and the Administrative Agent have entered into the Fourth Amendment dated as of the date hereof (the “Fourth Amendment”; capitalized terms not otherwise defined herein to have the meanings provided in the Fourth Amendment and in the Existing Credit Agreement) to amend certain provisions in the Existing Credit Agreement; and
          WHEREAS, it is a condition of effectiveness of the Fourth Amendment that each Guarantor deliver to the Administrative Agent and the Lenders an executed counterpart of this Consent;
          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby agrees, as follows:
          1. each Guarantor consents and agrees to the terms of (a) the Fourth Amendment and (b) the Existing Credit Agreement, as amended by the Fourth Amendment (the “Amended Credit Agreement”); and
          2. each Guarantor confirms and agrees that notwithstanding the effectiveness of the Fourth Amendment, the Subsidiary Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the Fourth Amendment, each reference in the Subsidiary Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Amended Credit Agreement.
Exhibit A
A-1

          IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[INSERT GUARANTORS’ NAMES]
By:
Name:
Title:

Exhibit A
A-2